Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Biomerica, Inc. (the “Company”) and Subsidiaries of our report dated August 31, 2020, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Biomerica, Inc. and Subsidiaries for the years ended May 31, 2020 and 2019.

/s/ PKF San Diego, LLP

(formerly PKF, LLP)

San Diego, California

May 21, 2021